Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Quarterly Report on Form 10-Q of LabOne, Inc. for the period ending June 30, 2003 (the "Report") fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of LabOne, Inc.

LabOne, Inc.

Date: August 14, 2003

By /s/ W. Thomas Grant II
W. Thomas Grant II, Chairman of the Board,
President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to W. Thomas Grant II and will be retained by W. Thomas Grant II and furnished to the Securities and Exchange Commission or its staff upon request.